Exhibit 99.1

News Release

For Immediate Release

Investor Contact:

Steven J. Craig

Sr. Vice President Investor Relations and Administration

713-229-6300

DUNE ENERGY REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS

Houston, Texas, March 26, 2010—Dune Energy, Inc. (NYSE AMEX:DNE) today announced results for the fourth quarter and calendar year 2009.

Revenue and Production

Revenue for the fourth quarter totaled $20.5 million and $64.9 million for the full year 2009. This compares with $22.1 million and $146.6 million for the fourth quarter and full year 2008, respectively. Production volumes in the fourth quarter were 180 Mbbls of oil and 1.59 Bcf of natural gas, or 2.7 Bcfe and 9.5 Bcfe for the full year 2009. This compares with 216 Mbbls of oil and 1.45 Bcf of natural gas, or 2.7 Bcfe for the fourth quarter of 2008, and 11.4 Bcfe for the full year 2008. In 2009, the average sales price of oil was $58.53 per barrel, and $4.34 per mcf for natural gas, as compared with $99.87 per barrel and $9.62 per mcf, respectively for 2008. The primary reasons behind the decrease in revenue were lower production and lower average sales prices in 2009 versus 2008. In 2009, oil production decreased 18% from 2008 levels and gas production declined 15%. Oil prices declined 41% and gas prices declined 55% in 2009 versus 2008.

Costs and Expenses

Direct lease operating expenses for the fourth quarter totaled $5.5 million and $21.1 million for calendar 2009. This compares with $6.6 million and $24.8 million for the fourth quarter and the full year 2008, respectively. On an Mcfe produced basis this was $2.21 for 2009 and $2.18 for 2008. In addition to direct operating expenses, total field operating expenses include workovers, ad valorem taxes, production taxes, and transportation. For 2009 these categories added $10.8 million to operating costs. Total field operating expense including all categories was $31.9 million for 2009 as compared to $43.5 million for 2008, or $3.35 and $3.82 per Mcfe produced respectively. Total operating costs were reduced 27% in 2009 versus 2008 while production volumes were down 16%.

DD&A expense was $14.2 million for the fourth quarter and $35.4 million for 2009. Cash G&A expense totaled $1.8 million for the fourth quarter and $10.2 million for 2009. Cash G&A for 2008 was $13.2 million. The $3.0 million decrease or 23% reflects fewer employees, overall stringent cost controls, and no bonus awards for any employee. Stock-based compensation was $4.1 million for the full year 2009 and $5.3 million in 2008. Stock based compensation reflects awards made when the stock price was much higher than current levels. Interest and financing expense was $9.0 million for the fourth quarter and

$35.2 million for 2009 primarily associated with payment of interest on $300 million of Senior Secured Notes and borrowings under our $40 million revolver. We recorded a $2.9 million pre-tax non-cash impairment charge associated with oil and gas properties in the fourth quarter of 2009. This non-cash charge was primarily related to one non-core Wyoming property that did not perform as anticipated. In 2008, the non-cash impairment charge was $125.7 million.

Earnings

Net loss available to common shareholders totaled $27.2 million for the fourth quarter of 2009, and $95.9 million for the full year 2008. This compares with a $241.7 million loss in 2008, which included a $125.7 million impairment charge. Preferred stock dividends were $36.7 million, of which $8.4 million was associated with make whole premiums deemed a Preferred stock dividend. The Company recorded a loss of $2.8 million on derivatives associated with its hedge position. This loss consisted of a $9.5 million unrealized loss on changes in mark-to-market valuations offset by a $6.7 million cash gain on settlements of hedges. Net loss per share both basic and fully diluted for the year was $3.44, based on 27.8 million weighted average shares outstanding post the December 2, 2010, 1 for 5 reverse stock split.

2009 Capital, Year End Reserves and 2010 Budget

Total capital expended in 2009 was $14.0 million. Capital was severely constrained to stay within cash flow and the various covenants of our credit agreements.

Year end 2009 proved reserves, as prepared by DeGoyler and MacNaughton, were 7.2 million barrels of oil and 62.4 billion cubic feet of gas or 105.5 Bcfe. This compares to 133.0 Bcfe at year-end 2008. During 2009 we sold 2.2 Bcfe of non-core reserves, produced 9.5 Bcfe, added 5.5 Bcfe through extensions and discoveries and recorded a 21.3 Bcfe negative revision. The negative revision was largely due to an 8.3 Bcfe negative performance revision at the Wieting #30 at our Chocolate Bayou Field and a 10.6 Bcfe negative revision of PUD reserves at our North Broussard Field due to new mapping with 3-D seismic. Proved Developed Producing (PDP) Reserves were 40.9 Bcfe or 38.7% of the total, Proved Developed Non Producing (PDNP) reserves were 31.3 Bcfe or 29.7% of the total and Proved Undeveloped (PUD) reserves were 33.3 Bcfe or 31.6% of the total. DeGolyer and McNaughton also evaluated probable and possible reserves. Probable and possible reserves were 6.6 Bcfe and 7.0 Bcfe respectively. The PV at a 10% discount for the proved reserves was $212.3 million, $15.7 million for the probable reserves and $7.5 million for the possible reserves for a total of $235.5 million. This value was based on pricing guidelines established by the SEC and FASB. Oil prices were held constant at $58.05 per barrel of oil and gas prices were held constant at $4.14 per Mcf of gas. Using NYMEX strip pricing on December 31, 2009 would have resulted in proved reserves of 107.8 Bcfe, probable reserves of 8.5 Bcfe and possible reserves of 7.6 Bcfe. The PV at a 10% discount of these reserves was $448.1 million for proved reserves, $33.1 million for probable reserves and $21.1 million for possible reserves for a total PV of $502.3 million.

Liquidity and Capital Structure

Liquidity and $40 MM Revolver

As of the end of the quarter we had $15.1 MM in cash and $24 million drawn on our $40 million revolver along with $8.5 million of outstanding letters of credit, thus total liquidity was $22.6 million. The revolver would have matured on May 15, 2010, however the Company has signed an amendment to the credit facility extending maturity until March 31, 2011. The $10 million cash and revolver availability covenant has been removed and replaced with covenants regarding EBITDA, production and capital expenditures.

$300 Million Senior Secured Notes

Since October of 2009, we have been in discussions with holders of our $300 million of 10 1/2 % Senior Secured Notes to implement a restructuring of this debt. Continuing to pay the approximately $32 million per year of interest on these notes precludes the Company’s ability to invest in the large number of fully defined upside opportunities within our portfolio. Interest was paid on the notes before the expiration of the grace period in December of 2009. We continue discussions with the note holders to reach an equitable agreement for all stakeholders of the Company.

Redeemable Convertible Preferred Stock

At year-end 2009, there were 192,050 shares issued and outstanding of the convertible Preferred stock. During 2009, 71,547 shares of Preferred stock were converted into 19.2 million common shares including 11.0 million issued to satisfy the make whole premiums. As of year end there were 39.8 million common shares outstanding.

2010 Capital Program

One of the covenants of our revolver extension is that capital for 2010 is limited to $22 million. This limitation will cause the Company to defer certain investments where possible and seek industry partners on other projects to limit capital exposure. This program will be managed to preserve the maximum upside value for all stakeholders, but in certain cases could result in loss of leases and potential loss of reserves.

Click here for more information: http://www.duneenergy.com/news.html?b=1683&1=1

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of expected drilling and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of Dune Energy, Inc.’s projects and other statements which are not historical facts. When used in this document, the words such as “could,” “plan,” “estimate,” “expect,” “intend,” “may,” “potential,” “should,” and similar expressions are forward-looking statements. Although Dune Energy, Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company’s projects will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, changes in product prices and other risks disclosed in Dune’s Annual report on Form 10-K filed with the U.S. Securities and Exchange Commission.

SOURCE Dune Energy, Inc.

CONTACT: Investors, Steven J. Craig, Sr. Vice President Investor Relations and Administration, Dune Energy, Inc., +1-713-229-6300

Dune Energy, Inc.

Consolidated Balance Sheets

	December 31,
	2009	2008
ASSETS
Current assets:
Cash	$15,053,571	$15,491,532
Accounts receivable, net of reserve for doubtful accounts of $0 and $396,629	15,026,945	14,477,918
Prepayments and other current assets	2,724,666	6,910,422
Derivative assets	—	4,015,219

Total current assets	32,805,182	40,895,091

Oil and gas properties, using successful efforts accounting—proved	593,661,488	578,074,569

Less accumulated depreciation, depletion, amortization and impairment	(260,548,612)	(222,876,172)

Net oil and gas properties	333,112,876	355,198,397

Property and equipment, net of accumulated depreciation of $2,247,220 and $1,406,927	1,215,123	2,086,313
Deferred financing costs, net of accumulated amortization of $1,565,280 and $970,068	1,026,445	1,621,657
Other assets	4,427,826	2,250,868

	6,669,394	5,958,838

TOTAL ASSETS	$372,587,452	$402,052,326

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$11,760,370	$21,662,965
Accrued liabilities	21,656,922	20,038,900
Derivative liability	1,596,545	—
Short-term debt	1,579,308	2,013,699
Preferred stock dividend payable	1,985,000	2,446,985

Total current liabilities	38,578,145	46,162,549

Long-term debt, net of discount of $7,737,553 and $10,393,213	316,262,447	289,606,787
Other long-term liabilities	18,051,230	15,732,483

Total liabilities	372,891,822	351,501,819

Commitments and contingencies	—	—

Redeemable convertible preferred stock, net of discount of $7,205,812 and $9,179,927, liquidation preference of $1,000 per share, 750,000 shares designated, 192,050 and 236,805 shares issued and outstanding	184,844,188	227,625,073

STOCKHOLDERS’ DEFICIT
Preferred stock, $.001 par value, 1,000,000 shares authorized, 250,000 shares undesignated, no shares issued and outstanding	—	—
Common stock, $.001 par value, 300,000,000 shares authorized, 39,801,796 and 19,225,816 shares issued and outstanding	39,802	19,226
Treasury stock, at cost (68,089 and 6,802 shares)	(48,642)	(8,332)
Additional paid-in capital	97,600,721	50,232,715
Accumulated other comprehensive loss	—	(3,709,177)
Accumulated deficit	(282,740,439)	(223,608,998)

Total stockholders’ deficit	(185,148,558)	(177,074,566)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$372,587,452	$402,052,326

See summary of significant accounting policies and notes to consolidated financial statements.

Dune Energy, Inc.

Consolidated Statements of Operations

	For the Year Ended December 31,
	2009	2008
Revenues	$64,873,255	$146,599,698

Operating expenses:
Lease operating expense and production taxes	31,882,904	43,501,273
Exploration expense	—	114,950
Accretion of asset retirement obligation	1,643,503	911,012
Depletion, depreciation and amortization	35,354,218	56,692,441
General and administrative expense	14,321,383	18,470,758
Impairment of oil and gas properties	2,874,000	125,694,000

Total operating expense	86,076,008	245,384,434

Operating loss	(21,202,753)	(98,784,736)

Other income (expense):
Interest income	45,054	501,591
Interest expense	(35,192,809)	(35,022,056)
Gain (loss) on derivative liabilities	(2,780,933)	4,071,507

Total other income (expense)	(37,928,688)	(30,448,958)

Loss from continuing operations before income taxes	(59,131,441)	(129,233,694)
Income tax benefit	—	20,505,873

Loss from continuing operations	(59,131,441)	(108,727,821)

Discontinued operations:
Income (loss) from operations of Barnett Shale Properties (including impairment of $43,895,525 in 2008)	—	(41,815,505)
Income tax benefit (expense)	—	9,423,563

Income (loss) on discontinued operations	—	(32,391,942)

Net loss	(59,131,441)	(141,119,763)
Preferred stock dividend	(36,727,085)	(100,597,155)

Net loss available to common shareholders	$(95,858,526)	$(241,716,918)

Net loss per share:
Basic and diluted from continuing operations	$(3.44)	$(11.79)
Basic and diluted from discontinued operations	—	(1.82)

Total basic and diluted	$(3.44)	$(13.61)

Weighted average shares outstanding:
Basic and diluted	27,846,561	17,763,632

Comprehensive loss:
Net loss	$(59,131,441)	$(141,119,763)
Other comprehensive income	3,709,177	51,936

Comprehensive loss	$(55,422,264)	$(141,067,827)

See summary of significant accounting policies and notes to consolidated financial statements.

Dune Energy, Inc.

Consolidated Statements of Cash Flows

	For the Year Ended December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(59,131,441)	$(141,119,763)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss (income) from discontinued operations	—	32,391,942
Depletion, depreciation and amortization	35,354,218	56,692,441
Amortization of deferred financing costs and debt discount	3,250,872	2,961,426
Stock-based compensation	4,145,712	5,282,671
Realized gain on sale of investment	—	(146,210)
Impairment of oil and gas properties	2,874,000	125,694,000
Exploration expense	—	114,950
Accretion of asset retirement obligation	1,643,503	911,012
Loss (gain) on derivative liabilities	9,506,580	(13,358,724)
Deferred tax benefit	—	(20,505,873)
Changes in:
Accounts receivable	(774,980)	16,082,845
Prepayments and other assets	931,379	(2,448,783)
Payments made to settle asset retirement obligations	(594,476)	(1,208,920)
Accounts payable and accrue liabilities	(8,261,725)	(45,146,857)

NET CASH PROVIDED BY (USED IN) CONTINUING OPERATIONS	(11,056,358)	16,196,157
NET CASH PROVIDED BY DISCONTINUED OPERATIONS	—	7,304,552

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(11,056,358)	23,500,709

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in proved and unproved properties	(14,020,179)	(52,750,005)
Deposits	—	500,000
Proceeds from sale of investment	—	424,098
Purchase of furniture and fixtures	(4,452)	(546,886)
Decrease (increase) in other assets	1,077,419	(21,145)

NET CASH USED IN INVESTING ACTIVITIES - CONTINUING OPERATIONS	(12,947,212)	(52,393,938)
NET CASH USED IN INVESTING ACTIVITIES - DISCONTINUED OPERATIONS	—	27,653,027

NET CASH USED IN INVESTING ACTIVITIES	(12,947,212)	(24,740,911)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	24,000,000	28,100,000
Proceeds from short-term debt	2 ,030,539	2,589,057
Payments on long-term debt	—	(28,100,000)
Payments on short-term debt	(2,464,930)	(2,629,049)

NET CASH PROVIDED BY FINANCING ACTIVITIES	23,565,609	(39,992)

NET CHANGE IN CASH BALANCE	(437,961)	(1,280,194)
Cash balance at beginning of period	15,491,532	16,771,726

Cash balance at end of period	$15,053,571	$15,491,532

SUPPLEMENTAL DISCLOSURES
Interest paid	$31,881,106	$32,060,629
Income taxes paid	—	—

NON-CASH DISCLOSURES
Redeemable convertible preferred stock dividends	$34,752,970	$98,833,909
Asset retirement obligation revision	1,256,447	7,402,701
Accretion of discount on preferred stock	1,974,115	1,763,246
Common stock issued for conversion of preferred stock	71,547,000	16,441,000

See summary of significant accounting policies and notes to consolidated financial statements.